Exhibit 99.2

CONSENT OF LIU MINGHUI

June 6, 2025

YHNA MS I LIMITED (the “Company”)

Room 2701, Building 6, Oumei Financial City

Cangqian Street, Yuhang District

Hangzhou City, Zhejiang Province

The People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form F-4 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Liu Minghui__________________________

Liu Minghui